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EXHIBIT 10.24

Lilly Beter Capital Group, Ltd.
2424 N. Federal Hwy, Ste. 150
Boca Raton, FL 33431

November 11, 2004

Mr. Ray Willenberg, Jr.
New Visual Corporation
5920 Friars Road, Ste. 104
San Diego, CA 92108

Dear Ray:

This letter is intended to confirm our recent verbal agreement to extend the maturity date of the remaining balance of the Note Payable obligation of New Visual Corporation to Lilly Beter Capital Group and/or the entities listed below. The note obligation shall become due and payable in full within three days of Payee's written request for payment, provided, however, that Payee shall not be entitled to make a payment request prior to January 31, 2005. The note will continue to earn interest at 6% per annum, payable at termination or at time of repayment which can be earlier without penalty.

Very truly yours,
/s/ Lilly Beter
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Lilly Beter, President

Cc:      Epic Events Trust, Ltd.
         Exodus Systems Trust, Ltd.
         Prospect Development Trust, Ltd.
         Pearl Street Investments Trust, Ltd.
         Riviera Bay Holdings Trust, Ltd.